UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2006

Delphax Technologies Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-10691	41-1392000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6100 West 110 Street, Bloomington, Minnesota		55438
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-939-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Delphax Technologies Inc. (the "Company") announced that its Board of Directors has named Dieter P. Schilling President and Chief Executive Officer of the Company, effective immediately. Mr. Schilling replaces Jay A. Herman, who is leaving the Company. Kenneth E. Overstreet, an incumbent board member, has been elected Chairman of the Board. Mr. Schilling was also elected to serve as a member of the Board of Directors. The Company's press release announcing this event is attached hereto as Exhibit 99.1

Mr. Schilling joined the Company as Director of Field Operations in 1985 and was elected an officer of the Company in 1986. Since that time, Mr Schilling has served as Vice President of Customer Service (1986 to 1989), Vice President of Operations and Customer Service (1989 to 2000), Vice President of Operations (2000 to 2004) and, most recently, Vice President, Engineering and Manufactfacturing (since 2004).

Mr. Overstreet has served as a director of the Company since 2003. He is currently serving a term which continues through the 2008 Annual Meeting and is a member of both the Audit Committee and the Compensation Committee. Mr. Overstreet has more than 30 years of leadership and experience in the printing industry. From 2000 until his retirement in 2003, he was president of the Financial Solutions Group of Ennis Business Forms, Inc. He was president of Northstar Computer Forms from 1989 to 2000, when it was acquired by Ennis.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
99.1 Press Release - Dieter P. Schilling Named President and Chief Executive Officer of Delphax Technologies

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delphax Technologies Inc.

May 30, 2006	By:	Gregory S. Furness

Name: Gregory S. Furness
Title: Vice President, Finance and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release - Dieter P. Schilling Named President and Chief Executive Officer of Delphax Technologies